Exhibit 10.1

EXECUTION COPY

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of December 20, 2007, is by and among ENTERTAINMENT DISTRIBUTION COMPANY, LLC, a Delaware limited liability company (the “Borrower”), those Domestic Subsidiaries of the Borrower identified as a “Guarantor” on the signature pages hereto (individually a “Guarantor” and collectively the “Guarantors”), the financial institutions party hereto as lenders (the “Lenders”) and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent under the Credit Agreement (defined below) (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, Glenayre Electronics, Inc., a Colorado corporation, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of May 31, 2005 (as previously amended, modified or supplemented and as further amended, modified, supplemented, restated or amended and restated from time to time, the “Credit Agreement”; capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement as amended hereby); and

WHEREAS, the Borrower and the Lenders have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENT TO CREDIT AGREEMENT

1.1            Amendment to Section 1.1.  Section 1.1 of the Credit Agreement is hereby amended as follows:

(a)    The definition of “Change of Control” is hereby amended by deleting clause (c) and replacing it with the following:

“(c) the failure of the Parent to own, directly or indirectly, a majority or more of the then outstanding Voting Stock of the Borrower.”

(b)    The definition of Security Documents is hereby deleted in its entirety and replaced with the following:

“Security Documents” shall mean (i) the Security Agreement, (ii) the Pledge Agreement, (iii) from the Closing Date through the Fourth Amendment Effective Date, the Parent Pledge Agreement, (iv) on and after the Fourth Amendment Effective Date, the Intermediate Parent Pledge Agreement, (v) the Foreign Collateral Documents, (vi) the Mortgage Instruments, (vii) the Cash Collateral Account Agreement and such other documents executed and/or delivered in connection with the attachment and perfection of the Administrative Agent’s security interests and liens arising thereunder, including, without limitation, UCC financing statements and any collateral documentation (in addition to the Pledge Agreement) with respect to the pledge of 65% of the Capital Stock of any first-tier Foreign Subsidiary.

(c)    The following definitions are hereby added in appropriate alphabetical order:

(i)    “Fourth Amendment Effective Date” shall mean December 20, 2007.

(ii)    “Intermediate Parent” shall mean GEI EDC Holding Company, a Delaware corporation.

(iii)    “Intermediate Parent Pledge Agreement” shall mean the Intermediate Parent Pledge Agreement dated as of the Fourth Amendment Effective Date executed by the Intermediate Parent in favor of the Administrative Agent, as amended, modified, restated or supplemented from time to time.
1.2    Amendment to Section 6.1.  Section 6.1 of the Credit Agreement is hereby amended by deleting clause (d) in its entirety and replacing it with the following:

(d)    (i) Unsecured intercompany Indebtedness among the Credit Parties, (ii) unsecured intercompany Indebtedness among Foreign Subsidiaries, (iii) Indebtedness owed by a Foreign Subsidiary to a Credit Party and (iv) unsecured Indebtedness owed by the Borrower to (A) Entertainment Distribution Holdings GmbH in the original principal amount of eight million Euros and (B) EDC UK Holdings Limited in the original principal amount of two million five hundred thousand British Pounds; provided that, in the case of the Indebtedness described in clauses (i) and (iv), any such Indebtedness shall be (x) fully subordinated to the Credit Party Obligations hereunder on terms reasonably satisfactory to the Administrative Agent and (y) if such Indebtedness is evidenced by promissory notes, such promissory notes shall be pledged to the Administrative Agent as Collateral for the Credit Party Obligations; provided, further, that in the case of the Indebtedness described in clause (iv), the Company shall not repay such Indebtedness with the proceeds of any Loan;

1.3      Amendment to Section 6.10.  Section 6.10 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

6.10            Restricted Payments.

Each of the Credit Parties will not, nor will it permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except:

(a)            to make dividends or other distributions payable to any Credit Party (directly or indirectly through Subsidiaries);

(b)            to make the regularly scheduled Rebate Payments as set forth in the Supply Agreements in effect as of the Closing Date;

(c)            to make annual distributions from the Borrower to any member of the Borrower in accordance with the terms of the Borrower’s operating agreement for the purpose of paying income taxes of such member equal to the product of (i) the amount of income allocated to such member by the Borrower for federal income tax purposes, multiplied by (ii) the rate established by the Borrower’s board of directors in accordance with the terms of the Borrower’s operating agreement, not to exceed 45%; and

(d)            provided that no Default or Event of Default has occurred and is continuing at such time or would be directly or indirectly caused as a result thereof after giving effect to such payments, the Borrower may make regularly scheduled payments of principal and interest owing on the Subordinated Indebtedness in accordance with the subordination provisions of the documents and instruments evidencing such Subordinated Indebtedness.

ARTICLE II
CONDITIONS TO EFFECTIVENESS

2.1            Closing Conditions.

This Amendment shall become effective as of the date hereof (the “Fourth Amendment Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent):

(a)            Executed Amendment.  The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Credit Parties, the Lenders and the Administrative Agent.

(b)            Intermediate Parent Pledge.  The Administrative Agent shall have received a copy of the Intermediate Parent Pledge Agreement, duly executed by the Intermediate Parent.

(c)            Other.  The Administrative Agent shall have received such other documents, agreements or information which it may reasonably request relating to the Credit Parties and the transactions contemplated by this Amendment and any other matters relevant hereto or thereto, all in form and substance satisfactory to the Administrative Agent in its sole good faith discretion.

ARTICLE III
MISCELLANEOUS

3.1           Amended Terms.  All references to the Credit Agreement in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2           Representations and Warranties of Credit Parties.  Each of the Credit Parties represents and warrants as follows as of the date hereof:

(a)            It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)            This Amendment has been duly executed and delivered by such Person and constitutes such Person’s valid and legally binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)            No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)            The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

3.3           Acknowledgment of Guarantors.  The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the Credit Documents.

3.4            Credit Document.  This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

3.5            Entirety.  This Amendment and the other Credit Documents embody the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.6            Counterparts; Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart to this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.

3.7            GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

3.8            Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.  The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 9.14 and 9.17 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

3.9            Fees.  The Borrower agrees to pay all fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and expenses of Moore & Van Allen PLLC.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF the Borrower, the Guarantors, the Lenders, and the Administrative Agent have caused this Amendment to be duly executed on the date first above written.

BORROWER:	ENTERTAINMENT DISTRIBUTION COMPANY, LLC, a Delaware limited liability company

	By:	/s/ Jordan M. Copland
	Name:	Jordan M. Copland
	Title:	Chief Executive Officer

GUARANTORS :	ENTERTAINMENT DISTRIBUTION COMPANY (USA), LLC, a Delaware limited liability company

	By:	/s/ Jordan M. Copland
	Name:	Jordan M. Copland
	Title:	Chief Executive Officer

ADMINISTRATIVE AGENT AND LENDERS:	WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

	By:	/s/ Elaine Eaton
	Name:	Elaine Eaton
	Title:	Senior Vice President

ING CAPITAL LLC, as a Lender

By:	/s/ Andrew Layton
Name:	Andrew Layton
Title:	Vice President